As filed with the Securities and Exchange Commission on November 2, 2006.

Registration No. 33-48029

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MICHAELS STORES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	75-1943604 (I.R.S. Employer Identification No.)

8000 Bent Branch Drive
Irving, Texas 75063
(972) 409-1300
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Jeffrey N. Boyer
President and Chief Financial Officer
Michaels Stores, Inc.
8000 Bent Branch Drive
Irving, Texas 75063
(972) 409-1300
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

With copies to:

Mark V. Beasley, Esq.	Robert L. Estep, Esq.
Michaels Stores, Inc.	Jones Day
8000 Bent Branch Drive	2727 North Harwood Street
Irving, Texas 75063	Dallas, Texas 75201
(972) 409-1300	(214) 220-3939

Approximate date of commencement of proposed sale to the public:  Not applicable. Deregistration of unsold securities.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF SECURITIES

On May 18, 1992, Michaels Stores, Inc. (the “Company”) filed a registration statement on Form S-3, Registration Number 33-48029 (this “Registration Statement”), with respect to 1,255,717 shares of the Company’s common stock, par value $.10 per share (the “Common Stock”).

On June 30, 2006, Bain Paste Mergerco, Inc., a Delaware corporation, Blackstone Paste Mergerco, Inc., a Delaware corporation (together with Bain Paste Mergerco, Inc., the “Mergercos”), Bain Paste Finco, LLC, a Delaware limited liability company, and Blackstone Paste Finco, LLC, a Delaware limited liability company (together with Bain Paste Finco, LLC, the “Fincos”) (the Mergercos and the Fincos, collectively, the “Sponsor Entities”), all entities formed by private equity funds sponsored by Bain Capital Partners, LLC and The Blackstone Group, entered into an agreement and plan of merger with the Company, pursuant to which the Mergercos will merge with and into the Company (the “Merger”).  On October 31, 2006, the effective date of the Merger, each share of Common Stock outstanding immediately prior to the Merger (other than shares held in treasury, shares held by the Sponsor Entities, shares as to which a stockholder has properly exercised appraisal rights, and shares related to rollover equity) will be cancelled and converted into the right to receive $44.00 in cash.

In connection with the closing of the Merger, the Company has terminated all offerings of Common Stock pursuant to its existing registration statements, including this Registration Statement.  In accordance with an undertaking made by the Company in this Registration Statement to remove from registration, by means of a post-effective amendment, any securities of the Company which remain unsold at the termination of the offering subject to this Registration Statement, the Company hereby removes from registration all shares of the Common Stock registered under this Registration Statement that remain unsold as of the date this Post-Effective Amendment No. 1 to Form S-3 is filed with the Securities and Exchange Commission.

Item 16.  Exhibits.

The following document is filed as an exhibit to this Registration Statement:

Exhibit Number	Description of Exhibit
24.1	Powers of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on this 30th day of October, 2006.

MICHAELS STORES, INC.

By:	/s/ Jeffrey N. Boyer
Jeffrey N. Boyer President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to  Form S-3 has been signed below by the following persons in the capacities indicated on October 30, 2006.

Signature	Title

*	Chairman of the Board of Directors
Charles J. Wyly, Jr.

*	Vice Chairman of the Board of Directors
Sam Wyly

/s/ Jeffrey N. Boyer	President and Chief Financial Officer
Jeffrey N. Boyer	(Co-Principal Executive Officer and
Principal Financial and Accounting Officer)

*	President and Chief Operating Officer
Gregory A. Sandfort	(Co-Principal Executive Officer)

*	Director
Richard E. Hanlon

*	Director
Richard C. Marcus

*	Director
Liz Minyard

*	Director
Cece Smith

The undersigned, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 to Form S-3 on behalf of the above-named officers and directors of Michaels Stores, Inc. on this 30th day of October, 2006, pursuant to powers of attorney executed by such officers and directors, which powers of attorney are filed with the Securities and Exchange Commission as an exhibit to this Post-Effective Amendment No. 1 to Form S-3.

*By:	/s/ Jeffrey N. Boyer
Jeffrey N. Boyer Attorney-in-Fact

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INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
24.1	Powers of Attorney

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